                                                                   EXHIBIT 23.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No.1 to the Registration Statement on Form S-3 of Behringer Harvard REIT I, Inc. of our report dated January 7, 2005 relating to the Statement of Revenues and Certain Expenses of 250 West Pratt, which appears in the Current Report on Form 8-K of Behringer Harvard REIT I, Inc. dated January 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 1, 2005